                                                                    Exhibit 10.2
                                                                    ------------

                               SERVICES AGREEMENT
                               ------------------

          This Services Agreement, dated as of January 1, 2001 by and between Philip Morris Management Corp., a New York corporation ("PMMC"), and Kraft Foods Inc., a Virginia corporation ("Kraft"), recites and provides:

          WHEREAS, PMMC currently provides certain services to the wholly-owned subsidiaries of Kraft (the "Kraft Subsidiaries"); and

          WHEREAS, it is contemplated that an initial public offering will be made of a portion of the capital stock of Kraft, resulting in partial public ownership of Kraft, and that PMMC and Kraft both desire for PMMC to continue to provide certain services to Kraft and the Kraft Subsidiaries following the initial public offering; and

          WHEREAS, PMMC and Kraft desire to enter into this Agreement to set forth the roles and responsibilities with regard to services to be provided by PMMC to Kraft.

          NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     1.1. Affiliate
          ---------

          of a Person shall mean a Person that directly or indirectly controls, is controlled by, or is under common control with, the first Person. For purposes of this definition, "Control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "Controlling" and "Controlled" have meanings correlative to the foregoing.

     1.2. AOP
          ---

          shall have the meaning specified in Section 5.1.
                                              -----------

     1.3. Confidential Information
          ------------------------

          shall have the meaning specified in Section 9.1.
                                              -----------

     1.4. Governmental Authority
          ----------------------

          shall mean any federal, state, local, or foreign government or governmental, quasi-governmental, administrative or regulatory authority, agency, body, or entity, including any court or other tribunal.

     1.5. Kraft Subsidiaries
          ------------------

          shall have the meaning specified in the Recitals to this Agreement.

     1.6.  Parties
           -------

           shall mean PMMC and Kraft (Party means either PMMC or Kraft).

     1.7.  Person
           ------

           shall mean an individual, corporation, partnership, trust, association, or entity of any kind or nature; or a Governmental Authority.

     1.8.  Records
           -------

           shall have the meaning specified in Section 2.4.
                                               -----------

     1.9.  Representative
           --------------

           shall have the meaning specified in Section 4.1.
                                               -----------

     1.10. Services
           --------

           shall have the meaning specified in Section 2.1.
                                               -----------

                                   ARTICLE II
                             SERVICES TO BE PROVIDED

     2.1.  Exhibits.
           --------

           (a) Exhibits 1 through 13 attached to and made a part of this Agreement describe the services to be provided by PMMC to Kraft and one or more of the Kraft Subsidiaries, as designated from time to time by Kraft (the "Services"). The Parties have made a good faith effort as of the date hereof to identify each Service and to complete the content of the Exhibits accurately. It is anticipated that the Parties will modify the Services from time to time. In that case or to the extent that any Exhibit is incomplete, the Parties will use good faith efforts to modify the Exhibits. There are certain terms that are specifically addressed in the Exhibits attached hereto that may differ from the terms provided hereunder. In those cases, the specific terms described in the Exhibits shall govern that Service.

           (b) The Parties may also identify additional Services that they wish to incorporate into this Agreement. The Parties will create additional Exhibits setting forth the description of such Services, the Fees for such Services and any other applicable terms.

     2.2.  Independent Contractors.
           -----------------------

           PMMC will provide the Services either through its own resources, the resources of its subsidiaries or Affiliates, or by contracting with independent contractors as agreed hereunder. To the extent that PMMC decides to provide a Service through an independent contractor in the future, PMMC shall consult with and obtain the prior approval of Kraft, which approval shall not be unreasonably withheld.

     2.3.  Standard of Care.
           ----------------

           In providing the Services hereunder PMMC will exercise the same degree of care as it has historically exercised in providing such Services to its Affiliates prior to the date hereof, including at least the same level of quality, responsiveness and timeliness as has been exercised by PMMC with respect to such Services.

     2.4.  Records.
           -------

           PMMC shall keep full and detailed records dealing with all aspects of the Services performed by it hereunder (the "Records") and:

           (a) shall provide access to the Records to Kraft at all reasonable times; and

           (b) shall maintain the Records in accordance with good record management practices and with at least the same degree of completeness and care as it maintains for its other similar business interests.

                                   ARTICLE III
                                      FEES

     3.1.  General.
           -------

           Kraft will pay to PMMC a fixed annual fee for each Service as set forth in the attached Exhibits (collectively, the "Fees"). The Fees constitute full compensation to PMMC for all charges, costs and expenses incurred by PMMC on behalf of Kraft in providing the Services, unless otherwise specifically provided in the Exhibits or agreed in an AOP (as defined below). Except as specifically provided herein or in the Exhibits, or as subsequently agreed in an AOP or otherwise by Kraft, Kraft will not be responsible to PMMC or to any independent contractor retained by PMMC, for any additional fees, charges, costs or expenses relating to the Services, unless such additional fees, charges, costs or expenses are a direct result of Kraft's unilateral deviation from the scope of the services defined in the Exhibits.

     3.2.  Payments.
           --------

           PMMC will deliver to Kraft, no later than the last day of each month, an invoice for the aggregate Fees incurred for that month. Kraft will pay to PMMC, through inter-company cash transfer monthly no later than the third Wednesday of the following month, the aggregate Fees incurred during the previous month.

     3.3.  Review of Fees.
           --------------

           (a) At the end of each six months during the term of the Agreement, commencing as of the date of the Agreement, PMMC will review the charges, costs and expenses actually incurred by PMMC in providing any Service, as well as the calculation of any related Fee (collectively, "Actual Cost") during the previous six months. In the event that PMMC determines that the Actual Cost for any Service differs from the aggregate Fees for that Service for that period by more than 2%, PMMC will deliver to Kraft documentation for such Actual Cost and the Parties will renegotiate in good faith to adjust the appropriate Fees accordingly, retroactively or prospectively.

           (b) As a part of the AOP process referred to in Section 5.1, the
                                                           -----------
Parties will set Fees or new budgets for each ensuing year, and may make other changes to the Fees with respect to each Service, based upon an increase or reduction to such Service. Once an AOP has been finalized (whether by agreement or pursuant to the provisions of Section 5.1), the Fee for each Service set out
                                 -----------
in that AOP will apply for the ensuing year, subject to any subsequent written agreements between Parties.

                                   ARTICLE IV
                                 REPRESENTATIVES

     4.1.  Representatives.
           ---------------

           (a) The Controller of Philip Morris Companies Inc. and the Controller of Kraft will serve as administrative representatives ("Representative(s)") of PMMC and Kraft, respectively, to facilitate day-to-day communications and performance under this Agreement. Each Party may treat an act of a Representative of the other Party as being authorized by such other Party. Each Party may replace its Representative by giving written notice of the replacement to the other Party.

           (b) No additional Exhibits, modifications to existing Exhibits, modifications to an AOP approved pursuant to Section 5.1, or amendments to this
                                             -----------
Agreement shall be effective unless and until executed by the Representatives of each of PMMC and Kraft.

                                    ARTICLE V
                                PLANNING PROCESS

     5.1.  Annual Operating Plan.
           ---------------------

           The Representative of each Party will coordinate the development of an annual operating plan ("AOP") setting forth the specific objectives, Service standards, performance measures, activity levels and a detailed budget for each of the Services. In the AOP process, the Parties agree to use their best efforts to harmonize the interests of Kraft to have quality services at affordable cost and the interest of PMMC to recover its costs of performing the Services. On or before November 15 of each calendar year, an AOP for each Service for the next calendar year will be submitted to the Controller and Chief Financial Officer ("CFO") of Kraft by the Treasurer and Controller of Philip Morris Companies Inc. on behalf of PMMC, for review and approval. Approval by the CFO of Kraft and the CFO of Philip Morris Companies Inc. will constitute approval by the Parties of the AOP.

     5.2.  Performance Review.
           ------------------

           The Parties will meet annually on or about September 30 to review progress against the AOP objectives, Service standards, performance measures and activity levels. The

Parties will use their good faith efforts to resolve any issues concerning Service standards, performance measures or changes in Fees from the AOP during these meetings. If the Parties are unable to resolve those issues, they will refer the disputed issues to the CFO of Kraft and the CFO of Philip Morris Companies Inc. on behalf of PMMC, pursuant to Article VII.
                                              -----------

                                   ARTICLE VI
                             THIRD PARTY AGREEMENTS

           To the extent that it is not practicable to have Kraft as the contracting Party for a third party obligation, PMMC, with respect to all Services supplied by PMMC or contracted for by PMMC on behalf of Kraft, shall use commercially reasonable efforts to cause all such third party contracts to extend to and be enforceable by Kraft, or to assign such contracts to Kraft. In the event that such contracts are not extendable or assignable, PMMC shall act as agent for Kraft in the pursuit of any claims, issues, demands or actions against such third party provider at Kraft's expense. Kraft will indemnify PMMC for any liability under third party contracts arising directly out of the acts or omissions of Kraft.

                                   ARTICLE VII
                 AUTHORITY; INFORMATION; COOPERATION; CONSENTS

     7.1.  Authority.
           ---------

           Each Party warrants to the other Party that:

           (a) it has the requisite corporate authority to enter into and perform this Agreement;

           (b) its execution, delivery, and performance of this Agreement have been duly authorized by all requisite corporate action on its behalf;

           (c) this Agreement is enforceable against it; and

           (d) it has obtained all consents or approvals of Governmental Authorities and other Persons that are conditions to its entering into this Agreement.

     7.2. Information Regarding Services.
          ------------------------------

           Each Party shall make available to the other Party any information required or reasonably requested by that other Party regarding the performance of any Service and shall be responsible for timely providing that information and for the accuracy and completeness of that information; provided, however,
                                                           --------  -------
that a Party shall not be liable for not providing any information that is subject to a confidentiality obligation owed by it to a Person other than an Affiliate of it or the other Party. PMMC shall not be liable for any impairment of any Service caused by its not receiving information, either timely or at all, or by its receiving inaccurate or incomplete information from Kraft that is required or reasonably requested regarding that Service.

     7.3.  Cooperation.
           -----------

           The Parties will use good faith efforts to cooperate with each other in all matters relating to the provision and receipt of Services. Such good faith cooperation will include providing electronic access to systems used in connection with Services and using commercially reasonable efforts to obtain all consents, licenses, sublicenses or approvals necessary to permit each Party to perform its obligations. The Parties will cooperate with each other in making such information available as needed in the event of any and all internal or external audits, whether in the United States or any other country. If this Agreement is terminated in whole or in part, the Parties will cooperate with each other in all reasonable respects in order to effect an efficient transition and to minimize the disruption to the business of both Parties, including the assignment or transfer of the rights and obligations under any contracts.

     7.4.  Further Assurances.
           ------------------

          Each Party shall take such actions, upon request of the other Party and in addition to the actions specified in this Agreement, as may be necessary or reasonably appropriate to implement or give effect to this Agreement.

                                  ARTICLE VIII
                               AUTHORITY AS AGENT

           PMMC is hereby authorized to act as agent for Kraft for the purpose of performing Services hereunder and as is necessary or desirable to perform such Services. Kraft will execute and deliver or cause the appropriate Kraft Subsidiary to execute and deliver to PMMC any document or other evidence which may be reasonably required by PMMC to demonstrate to third parties the authority of PMMC described in this Article VIII.
                          ------------

                                   ARTICLE IX
                            CONFIDENTIAL INFORMATION

     9.1.  Definition.
           ----------

           For the purposes of this Agreement, "Confidential Information" means non-public information about the disclosing Party's or any of its Affiliates' business or activities that is proprietary and confidential, which shall include, without limitation, all business, financial, technical and other information, including software (source and object code) and programming code, of a Party or its Affiliates marked or designated "confidential" or "proprietary" or by its nature or the circumstances surrounding its disclosure should reasonably be regarded as confidential. Confidential Information includes not only written or other tangible information, but also information transferred orally, visually, electronically or by any other means. Confidential Information will not include information that (i) is in or enters the public domain without breach of this Agreement, or (ii) the receiving Party lawfully receives from a third party without restriction on disclosure and to the receiving Party's knowledge without breach of a nondisclosure obligation.

     9.2.  Nondisclosure.
           -------------

           Each of PMMC and Kraft agree that (i) it will not disclose to any third party or use any Confidential Information disclosed to it by the other except as expressly permitted in this Agreement, and (ii) it will take all reasonable measures to maintain the confidentiality of all Confidential Information of the other Party in its possession or control, which will in no event be less than the measures it uses to maintain the confidentiality of its own information of similar type and importance.

     9.3.  Permitted Disclosure.
           --------------------

           Notwithstanding the foregoing, each Party may disclose Confidential Information (i) to the extent required by a court of competent jurisdiction or other governmental authority or otherwise as required by law, including without limitation disclosure obligations imposed under the federal securities laws, provided that such Party has given the other Party prior notice of such requirement when legally permissible to permit the other Party to take such legal action to prevent the disclosure as it deems reasonable, appropriate or necessary, or (ii) on a "need-to-know" basis under an obligation of confidentiality to its consultants, legal counsel, Affiliates, accountants, banks and other financing sources and their advisors.

     9.4.  Ownership of Confidential Information.
           -------------------------------------

           All Confidential Information supplied or developed by either Party shall be and remain the sole and exclusive property of the Party who supplied or developed it.

                                    ARTICLE X
                              TERM AND TERMINATION

     10.1. Term.
           ----

           This Agreement shall remain in effect until such time as it has been terminated as to all Services in accordance with Section 10.2 below.
                                                 ------------

     10.2. Termination.
           -----------

           Either Party may terminate this Agreement without cause with respect to one or more Services under this Agreement by providing twelve months' written notice to the other Party or as otherwise agreed between the Parties hereto.

     10.3. Termination Assistance Services.
           -------------------------------

           PMMC agrees that, upon termination of this Agreement or any of the Exhibits, PMMC will cooperate in good faith with Kraft to provide Kraft (or its designee) with reasonable assistance to make an orderly transition from PMMC to another supplier of the Services. Transition assistance services shall include the following:

           (a) developing a transition plan with assistance from Kraft or its designee;

            (b) providing training to Kraft personnel or its designee's personnel to perform Services; and

            (c) organizing and delivering to Kraft records and documents necessary to allow continuation of the Services, including delivering such materials in electronic forms and versions as requested by Kraft.

                                   ARTICLE XI
                    LIMITATION OF LIABILITY; INDEMNIFICATION

     11.1.  Limitation of Liability.
            -----------------------

            Except as may be provided in Section 11.2 below, PMMC, its
                                         ------------
controlling persons, if any, directors, officers, employees, agents and permitted assigns (each, a "PMMC Party") shall not be liable to Kraft, the Kraft Subsidiaries and their respective directors, officers, employees, agents or permitted assigns (each, a "Kraft Party") and each Kraft Party shall not be liable to any PMMC Party, in each case, for any liabilities, claims, damages, losses or expenses, including, but not limited to, any special, indirect, incidental or consequential damages, of a Kraft Party or a PMMC Party arising in connection with this Agreement and the Services provided hereunder.

     11.2.  Indemnification.
            ---------------

            (a) PMMC shall indemnify, defend and hold harmless each of the Kraft Parties from and against all liabilities, claims, damages, losses and expenses (including, but not limited to, court costs and reasonable attorneys' fees) (collectively referred to as "Damages") of any kind or nature, of third parties unrelated to any Kraft Party caused by or arising in connection with the gross negligence or willful misconduct of any employee of PMMC in connection with the performance of the Services, except to the extent that Damages were caused directly or indirectly by acts or omissions of any Kraft Party. Notwithstanding the foregoing, PMMC shall not be liable for any special, indirect, incidental, or consequential damages relating to such third party claims.

            (b) Kraft shall indemnify, defend and hold harmless each of the PMMC Parties from and against all Damages of any kind or nature, of third parties unrelated to any PMMC Party caused by or arising in connection with the gross negligence or willful misconduct of any employee of Kraft in connection with Kraft's performance under this Agreement, except to the extent that Damages were caused directly or indirectly by acts or omissions of any PMMC Party. Notwithstanding the foregoing, Kraft shall not be liable for any special, indirect, incidental, or consequential damages relating to such third party claims.

     11.3.  Indemnification Procedures.
            --------------------------

            (a) A party entitled to indemnification pursuant to this Agreement (an "Indemnified Party") shall, with respect to any claim made against such Indemnified Party for which indemnification is available, notify the other party (the "Indemnifying Party") in writing of the nature of the claim as soon as practicable but not more than ten days after the Indemnified Party receives notice of the assertion of the claim. (The failure by an Indemnified Party to give notice as provided above, shall not relieve the Indemnifying Party of its obligations under this Section 11.3, except to the extent that the failure
                       ------------
results in the failure of actual notice and the Indemnifying Party is damaged as a result of the failure to give notice.) Upon receipt of notice of the assertion of a claim, the Indemnifying Party may, at its option, assume the defense of the claim, and if so, the Indemnifying Party shall employ counsel reasonably acceptable to the Indemnified Party. If the Indemnifying Party assumes the defense, the Indemnified Party shall have the right to employ separate counsel and to participate in (but not control) any such action, but the fees and expenses of such counsel shall be at the expense of the Indemnified Party unless
(a) the employment of counsel by the Indemnified Party has been authorized by the Indemnifying Party, or (b) the Indemnified Party has been advised by its counsel in writing that there is a conflict of interest between the Indemnifying Party and the Indemnified Party in the conduct of the defense of the action (in which case the Indemnifying Party shall not have the right to direct the defense of the action on behalf of the Indemnified Party), in each of which cases the reasonable fees and expenses of such counsel shall be at the expense of the Indemnifying Party. If the Indemnifying Party does not assume the defense, the Indemnified Party shall have the right to employ counsel and to control any such action, and the reasonable fees and expenses of such counsel shall be at the expense of the Indemnifying Party. An Indemnifying Party shall not be liable for any settlement of an action effected without its written consent (which consent shall not be unreasonably withheld), nor shall an Indemnifying Party settle any such action without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld). No Indemnifying Party will consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party a release from all liability with respect to the claim. Each of the Indemnifying Party and the Indemnified Party shall cooperate in the defense of any claim for which indemnification is available and shall furnish such records, information, testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may reasonably be requested.

                                   ARTICLE XII
                               DISPUTE RESOLUTION

            If any AOP is not submitted or is not approved by the Parties, or if the Parties are unable to resolve any service, performance or budget issues or if there is a material breach of this Agreement that has not been corrected within thirty (30) days of receipt of notice of such breach, the Controller and CFO of Kraft and the Treasurer and Controller of Philip Morris Companies Inc., on behalf of PMMC, will meet promptly to review and resolve those issues in good faith.

                                  ARTICLE XIII
                                  MISCELLANEOUS

     13.1.  Governing Law.
            -------------

            This Agreement and performance hereunder will be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to the principles of conflict of laws.

     13.2.  Assignment.
            ----------

            This Agreement is not assignable in whole or in part by either Party without the prior written consent of the other; provided that either Party may
                                                -------- ----
assign this Agreement in whole or in part to a parent, a direct or indirect wholly-owned subsidiary, an Affiliate or a successor thereto.

     13.3.  Entire Agreement.
            ----------------

            This Agreement, including the attached Exhibits, is the complete and exclusive statement of the agreement between the Parties and supersedes all prior proposals, understandings and all other agreements, oral and written, between the Parties relating to the subject matter of this Agreement. This Agreement may not be modified or altered except by written instrument duly executed by both Parties.

     13.4.  Force Majeure.
            -------------

            Any delay or failure by either Party in the performance of this Agreement will be excused to the extent that the delay or failure are due solely to causes or contingencies beyond the reasonable control of such Party.

     13.5.  Severability.
            ------------

            If any provision, clause or part of this Agreement, or the application thereof under certain circumstances is held invalid or unenforceable for any reason, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances shall not be affected thereby.

     13.6.  Notices.
            -------

            All communications, notices and disclosures required or permitted by this Agreement shall be in writing and shall be deemed to have been given one day after being delivered personally or by messenger or being received via telecopy, telex or other electronic transmission, or two days after being sent by overnight delivery service, in all cases addressed to the person for whom it is intended at the addresses as follows:

            If to PMMC:

            Joseph A. Tiesi
            Vice President and Controller
            Philip Morris Companies Inc.
            120 Park Avenue
            New York, New York  10017
            (917) 663-5000

            If to Kraft:

            John F. Mowrer III
            Vice President and Controller
            Kraft Foods Inc.
            Three Lakes Drive
            Northfield, IL  60093-2753
            (847) 646-2000

            or to such other address as a Party shall have designated by notice in writing to the other Party in the manner provided by this Section 13.6.
                                                             ------------

     13.7.  Counterparts; Headings.
            ----------------------

            This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

            IN WITNESS WHEREOF, the Parties have signed this Agreement on the date first set forth above.

                                 PHILIP MORRIS MANAGEMENT CORP.


                                 By:_____________________________

                                    Name:________________________

                                    Title:_______________________

                                 KRAFT FOODS INC.

                                 By:_____________________________

                                    Name:________________________

                                    Title:_______________________